EXHIBIT 10.13.4

JMP GROUP INC.

2008 COMPENSATION PROGRAM

ELECTION FORM AND AGREEMENT

Participant’s Name and Address:

You (the “Participant”) have been selected to participate in the JMP Group Inc. 2008 Compensation Program (the “Program”), subject to the terms and conditions of this election form and agreement (the “Election Form”) and the related agreement attached hereto setting forth the additional terms and conditions applicable to your participation in the Program (the “Participation Agreement”).

As a participant in the Program, a portion of your annual compensation (net of required tax withholding) (the “Retention Amount”) will be allocated to the investment alternative you elect below. If you successfully complete your two-year term of participation (the “Retention Period”), the Participant Covenants set forth below will lapse and you will be entitled to retain your Retention Amount, inclusive of any related gains or losses. Except as otherwise provided below, your failure to abide by the terms of the Election Form or to comply with the terms of the Participation Agreement from the date hereof and through the end of the Retention Period will result in the forfeiture of some or all your Retention Amount or trigger the liquidated damages provision described below in the Participation Agreement, as applicable.

Capitalized terms not otherwise defined in this Election Form shall have the meanings assigned in the Participation Agreement.

Please return this completed and signed Election Form in hard copy or PDF form to Allison Miller with a copy to Raymond Jackson on or prior to 1:00 p.m PST/4:00 p.m. EST on Thursday, February 5th. IF YOUR ELECTION FORM IS NOT RECEIVED BY THIS DEADLINE, YOU WILL BE DEEMED TO HAVE ELECTED TO ALLOCATE YOUR DEFERRAL TO RESTRICTED STOCK AS DESCRIBED BELOW.

Notwithstanding the foregoing or anything herein to the contrary, you must sign and return this Election Form in order to participate in the Program or receive any amounts under it.

TERMS OF PARTICIPATION

Retention Period	February 5, 2009 through December 31, 2010

Amount of Retention Amount

As a Participant, your Retention Amount under the Program will be determined as a percentage of your annual compensation.

Your retention percentage is _____.

The dollar amount of your Retention Amount is $_______________.

Allocation of Retention Amount

Your Retention Amount may be allocated to any one of the following alternatives. If you do not specify otherwise, your Retention Amount will be allocated to JMP Group restricted stock.

☐        Cash

☐        JMP Group Restricted Stock

Note: The number of shares of JMP Group restricted stock you receive will be determined based on the amount of your Retention Amount and the closing price per share for JMP Group common stock on the date of award. Any remaining portion of your Retention Amount insufficient to purchase a whole share of JMP Group common stock will be paid to you in cash.

The following alternative is available only to employees in the Asset Management group for funds managed by Harvest Capital Strategies LLC (a “Company Fund”):

☐        Company Fund (check one):

☐        [specify]

☐        [specify]

☐        [specify]

Note: Your initial contribution and capital account balance for the fund you choose will be your Retention Amount. If you elect this alternative, your Retention Amount will be allocated to the specified fund on March 1, 2009.

Tax Withholding	Prior to its allocation under the Program, the compensation comprising your Retention Amount is subject to tax withholding at

	the applicable rate.

Forfeiture and Repayment Schedule	Your Retention Amount will be subject to forfeiture according to the schedule below in the event of (i) your termination of employment for Cause; or (ii) your violation of any of the Participant Covenants set forth below, in each case during or prior to the expiration of the Retention Period:

	Date of Forfeiture Event	Forfeiture/Repayment Percentage
	On or before December 31, 2009	100%
	On or after January 1, 2010 and prior to January 1, 2011	50%

	In the event of your death or Disability or a Change in Control of the Company (each as defined in the Participation Agreement), the foregoing forfeiture and repayment requirements will automatically terminate.

IN WITNESS WHEREOF, the Company and the Participant have executed this Election Form and agree that the Participant’s Retention Amount is to be governed by the terms and conditions of this Election Form, the Participation Agreement, and any ancillary agreements (including, but not limited to any restricted stock award agreement).

JMP Group Inc. a Delaware corporation

By:

Title:

I ACKNOWLEDGE AND UNDERSTAND THAT MY DEFERRAL UNDER THE PROGRAM IS SUBJECT TO FORFEITURE AND/OR REPAYMENT REQUIREMENTS, WHICH REQUIREMENTS SHALL TERMINATE, IF AT ALL, ONLY IN ACCORDANCE WITH THE TERMS OF THE ELECTION FORM, THE PARTICIPATION AGREEMENT, AND ANY ANCILLARY AGREEMENTS (INCLUDING, BUT NOT LIMITED TO, ANY RESTRICTED STOCK AWARD AGREEMENT) AND NOT THROUGH THE ACT OF BEING HIRED OR BEING PERMITTED TO MAKE AN ELECTION UNDER THE PROGRAM. I FURTHER ACKNOWLEDGE AND UNDERSTAND THAT NOTHING IN THIS ELECTION FORM OR THE PARTICIPATION AGREEMENT SHALL CONFER UPON ME ANY RIGHT WITH RESPECT TO FUTURE COMPENSATION OR CONTINUATION OF MY EMPLOYMENT, NOR SHALL IT INTERFERE IN ANY WAY WITH MY RIGHT OR THE RIGHT OF THE COMPANY TO TERMINATE MY EMPLOYMENT, WITH OR WITHOUT CAUSE, AND WITH OR WITHOUT NOTICE. I ACKNOWLEDGES THAT UNLESS I HAVE A WRITTEN EMPLOYMENT AGREEMENT WITH THE COMPANY TO THE CONTRARY, THE GRANTEE’S EMPLOYMENT STATUS IS “AT WILL.”

I acknowledge receipt of a copy of the Participation Agreement and any ancillary agreements (including but not limited to any restricted stock award agreement) and represents that I am familiar with the terms and provisions thereof, and hereby accept participation in the Program subject to all of the terms and provisions hereof and thereof. I acknowledge that I have reviewed this Election Form, the Participation Agreement, and any ancillary agreements in their entirety, have had an opportunity to obtain the advice of counsel prior to executing this Election Form and fully understands all provisions of this Election Form, the Participation Agreement, and any ancillary agreements. I hereby agree that all questions of interpretation and administration relating to this Election Form, the Participation Agreement, and any ancillary agreements shall be resolved by the Company in its sole discretion. I further agree to arbitration in accordance with Section 5(a) of the Participation Agreement. I further agree to notify the Company upon any change in the residence address indicated in this Election Form.

This Election Form is executed and agreed:

(Signature)	(Date)

(Printed Name)

JMP GROUP INC.

2008 COMPENSATION PROGRAM

Participation Agreement

The following additional terms and conditions shall be applicable to the Participant’s Retention Amount under the Program (the “Participation Agreement”).

1. Allocation of Retention Amounts.

(a) Cash Alternative. If the Participant elects to allocate his or her Retention Amount to the cash alternative, such Retention Amount will retained and invested in a money-market fund specified by the Company. Any earnings or losses allocable to the Participant’s Retention Amount during the Retention Period will be subject to all required periodic tax reporting requirements.

(b) Restricted Stock Alternative. A Participant electing to allocate his or her Retention Amount to the restricted stock alternative will be required to execute a separate “restricted stock award agreement” (the “Award Agreement”) pursuant to the terms of the JMP Group Inc. 2007 Equity Incentive Plan (the “Plan”). Any shares of restricted stock issued to the Participant will be subject to the terms to the applicable terms of this Participation Agreement, the Award Agreement, and the Plan. The number of shares of restricted stock issued to the Participant will be determined by dividing the dollar amount of the Participant’s Retention Amount by the closing price of one (1) share of the Common Stock (as defined below) on the applicable date of award.

(c) Company Fund Alternative. A Participant electing to allocate his or her Retention Amount to an investment fund managed by Harvest Capital Strategies LLC (a “Company Fund”) will be subject to the applicable terms of this Participation Agreement and the governing documents under which the Company Fund is organized and operated, including any additional terms and conditions such Fund imposes with respect to such capital contribution. The initial capital contribution to the applicable Company Fund will be the Participant’s Retention Amount and shall be invested in the Fund as of the first day of the month following the date of Participant’s receipt of the Retention Amount.

2. Forfeiture of Retention Amounts. In the event of the Participant’s termination for Cause or violation of any of the Participant Covenants prior to the end of the Retention Period (each, a “Forfeiture Event”), the Participant will be subject to the following forfeiture provisions. As a condition of the Participant’s participation in the Program, the Company may require the Participant to enter into a separate restricted stock award agreement, or a liquidated damages, pledge, or other similar agreement securing his or her obligations under this Section 2.

(a) Cash and Company Fund Accounts. If, after electing to allocate his or her Retention Amount to the cash alternative or the Company Fund alternative, the Participant experiences a Forfeiture Event, such Participant shall be liable to the Company for an amount equal to (i) one hundred percent (100%) of the Retention Amount if the Forfeiture Event occurs on or before December 31, 2009; and (ii) fifty percent (50%) of the Retention Amount if the

Forfeiture Event occurs on or after January 1, 2010 and on or before December 31, 2010 (the “Liquidated Damages”). The Participant acknowledges and agrees that the Liquidated Damages are reasonable in proportion to the probable damages likely to be sustained by the Company if a Forfeiture Event occurs, that the amount of actual damages to be sustained by the Company in such event is incapable of precise estimation, and that such forfeiture is not intended to constitute a penalty or punitive damages for any purposes. The Participant’s payment of Liquidated Damages under this Section 2(a) will not be construed as a release or waiver by the Company of the right to prevent the continuation of any such violation of such Participant Covenants in equity (including injunctive relief) or otherwise.

(b) Restricted Stock Account. If, after electing to allocate his or her Retention Amount to the cash alternative or the restricted stock alternative, the Participant experiences a Forfeiture Event, such Participant shall immediately forfeit (i) one hundred percent (100%) of his or her restricted stock award if the Forfeiture Event occurs on or before December 31, 2009; and (ii) fifty percent (50%) of his or her restricted stock award if the Forfeiture Event occurs on or after January 1, 2010 and on or before December 31, 2010. The Participant’s forfeiture of his or her restricted stock under this Section 2(b) will not be construed as a release or waiver by the Company of the right to prevent the continuation of any such violation of such Participant Covenants in equity (including injunctive relief) or otherwise.

Defined Term. For purposes of this Participation Agreement, the Participant’s termination of employment will be considered to be for “Cause” where, in the Company’s determination, such termination is due to his or her: (i) performance of any act or failure to perform any act in bad faith and to the detriment of the Company; (ii) willful dereliction of duties, including, in the Executive Committee’s sole determination, significant declines in productivity, unprofessional or disruptive behavior or professional negligence or similar conduct; (iii) breach of law, Company policy or applicable regulation; (iv) dishonesty, intentional misconduct or material breach of any agreement with the Company; or (v) commission of a crime involving dishonesty, breach of trust, or physical or emotional harm to any person.

3. Participant Covenants. During the Retention Period (and for such additional periods of time as are described below), the Participant shall be subject to the following covenants (the “Participant Covenants”):

(a) Confidential Information. In the course of his or her involvement in the business and activities of the Company and its subsidiaries and affiliates or otherwise, the Participant has obtained or may obtain confidential information concerning the Company’s and its client’s businesses, strategies, operations, financial affairs, organizational and personnel matters (including information regarding any aspect of the Participant’s tenure as an employee of the Company or of the termination of such employment), policies, procedures and other non-public matters, or concerning those of third parties. Such information (collectively, “Confidential Information”) may have been or be provided in written or electronic form or orally. In consideration of, and as a condition to, continued access to Confidential Information, and without prejudice to or limitation on any other confidentiality obligations imposed by agreement or by law, the Participant hereby undertakes to use and protect Confidential Information in accordance with any restrictions placed on its use or disclosure. Without limiting the foregoing, except as authorized by the Company or as otherwise required by law, the Participant may not disclose or allow disclosure of any Confidential Information, or of any information derived therefrom, in whatever form, to any person unless such person is a director, officer, Participant, employee, attorney or agent of the Company and, in such Participant’s reasonable good faith judgment, has a need to know the Confidential Information or information derived therefrom in furtherance of the business of the Company. The foregoing obligations will survive, and remain binding and enforceable notwithstanding any termination of the Participant’s employment and any settlement of the financial rights and obligations arising from the Participant’s employment. Without limiting the foregoing, the existence of, and any information concerning, any dispute between the Participant and the Company shall constitute Confidential Information except that a Participant may disclose information concerning such dispute to the arbitrator that is considering such dispute, or to such Participant’s legal counsel (provided that such counsel (i) does not represent any other Participant in a matter pertaining to his or her employment relationship with or termination of employment from the Company, (ii) does not represent a “Competitive Enterprise”, and (iii) agrees not to disclose any such information other than as necessary to the prosecution or defense of the dispute). For purposes of the Program, the term “Competitive Enterprise” shall mean any business enterprise that engages in, or owns or controls a significant interest in any entity that engages in financial services such as in any activity that competes directly or indirectly with the Company, including, without limitation, investment banking, underwriting, placement agent activities, public or private finance, financial advisory services, investment advice, merchant banking, asset or hedge fund management, private equity or other public or private investment funds, real estate investments, services or vehicles, securities research, brokerage, sales, lending, custody, clearance, settlement or trading, or any similar activities, services or products.

(b) Noncompetition.

(i) In view of the Participant’s importance to the Company, the Participant hereby agrees that the Company would likely suffer significant harm from his or her competition with the Company during such Participant’s employment with the Company and for some period of time thereafter. Accordingly, the Participant hereby agrees that he or she will not, without the prior written consent of the Executive Committee of the Company’s Board of Directors (the “Executive Committee”), which may be withheld in its sole and absolute discretion, during the period which end on January 1, 2011:

(1) form, or acquire a 5% or greater equity ownership, voting or profit participation interest in, any Competitive Enterprise; or

(2) associate (including, but not limited to, association as an officer, employee, Participant, director, consultant, agent or advisor) with any Competitive Enterprise and in connection with such association engage in, or directly or indirectly manage or supervise personnel engaged in, any activity

a. which is similar or substantially related to any activity in which such Participant was engaged, in whole or in part, at the Company,

b. for which such Participant had direct or indirect managerial or supervisory responsibility at the Company.

(c) Nonsolicitation of Clients. The Participant hereby agrees that during the time he or she is employed by the Company and for twelve (12) months following the date on which his or her employment with the Company ends for any reason, such Participant will not, in any manner, directly or indirectly, (1) solicit a client to transact business with a Competitive Enterprise or to reduce or refrain from doing any business with the Company or (2) interfere with or damage (or attempt to interfere with or damage) any relationship between the Company and a client. For purposes of this Election Form, (i) the term “solicit” means any direct or indirect communication of any kind whatsoever, regardless of by whom initiated, inviting, advising, encouraging or requesting any person or entity, in any manner, to take or refrain from taking any action, and (ii) the term “client” means any client or prospective client of the Company to whom such Participant provided services, or for whom such Participant transacted business, or whose identity became known to such Participant in connection with such Participant’s relationship with or employment by the Company.

(d) Nonsolicitation of Employees. The Participant hereby agrees that during the time the Participant is employed by the Company and for twelve (12) months following the date on which his or her employment with the Company ends, such Participant will not, in any manner, directly or indirectly, solicit any person who is an employee of the Company or any of its affiliates or subsidiaries to resign from employment or to apply for or accept employment with any Competitive Enterprise.

(e) Transfer of Client Relationships. During the Coverage Period, the Participant hereby agrees to take all actions and do all such things as may be reasonably requested by the Company from time to time to maintain for the Company the business, goodwill, and business relationships with any of the Company’s clients with whom such Participant worked during the term of such Participant’s employment. During the Coverage Period, the Executive Committee may, in its sole and absolute discretion, continue paying the Participant’s salary and require that the Participant refrain from engaging in any other employment or business activities until the Executive Committee determines the client relationships are transferred to the Company. For purposes of the Program, the term “Coverage Period” means, at the discretion of the Executive Committee, either the ninety (90) day period beginning on the date on which notice of such Participant’s termination of employment is delivered to or by the Company or the ninety (90) day period beginning on the date on which the Participant’s employment with the Company ends for any reason.

(f) Prior Notice Required. The Participant hereby agrees that prior to accepting employment with any other person or entity during the time the Participant is employed by the Company or during the twelve (12) months following the date on which his or her employment with the Company ends for any reason, such Participant will provide such prospective employer with written notice of the provisions of the Election Form, with a copy of such notice delivered simultaneously to the General Counsel of the Company.

(g) Participant Covenants Generally.

(i) If any of the foregoing Participant Covenants is finally held to be invalid, illegal or unenforceable (whether in whole or in part), such Covenant shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability and the remaining Participant Covenants shall not be affected thereby; provided, however, that if any of the Participant Covenants is finally held to be invalid, illegal or unenforceable because it exceeds the maximum scope determined to be acceptable to permit such provision to be enforceable, such Participant Covenant will be deemed to be modified to the minimum extent necessary to modify such scope in order to make such provision enforceable hereunder.

(ii) The Participant understands that the Participant Covenants may limit such Participant’s ability to earn a livelihood in a business similar to the business of the Company, but acknowledges that such covenants are reasonable in light of the Participant’s status as an employee of the Company.

(iii) The Participant acknowledges that a violation on such Participant’s part of any of the Participant Covenants would cause irreparable damage to the Company. Accordingly, each Participant agrees that the Company will be entitled to injunctive relief for any actual or threatened violation of any of the Participant Covenants in addition to any other remedies it may have.

4. Termination of Covenants and Repayment Requirements.

(a) Death or Disability. In the event of the Participant’s death or Disability during the Retention Period, the forfeiture and repayment requirements described in Section 2 above (inclusive of any related requirements set forth in any Restricted Stock award agreement or other supplemental agreement by and between the Company and the Participant) and the Covenants set forth in Section 3 above shall terminate and be of no further effect; provided, however that the redemption of any interests in a Company Fund shall be subject to any such additional restrictions and limitations as may be imposed by the governing documents pursuant to which such Company Fund is organized and operated. For purposes of the Program, “Disability” shall mean “disability” as defined under the long-term disability policy of the Company or the affiliate or subsidiary to which the Participant provides services regardless of whether the Participant is covered by such policy. In the absence of any such policy, the term “Disability” shall mean the Participant’s inability to carry out the responsibilities and functions of the position he or she held by reason of any medically determinable physical or mental impairment for a period of not less than ninety (90) consecutive days. The determination of whether a Participant is Disabled shall be made by the Company in its sole discretion.

(b) Change in Control Events. In the event of a Change in Control occurring during the Retention Period, the forfeiture and repayment requirements described in Section 2 above (inclusive of any related requirements set forth in any Restricted Stock award agreement or other supplemental agreement by and between the Company and the Participant) and the Covenants set forth in Section 3 above shall terminate and be of no further effect; provided, however that the redemption of any interests in a Company Fund shall be subject to any such additional restrictions and limitations as may be imposed by the governing documents pursuant to which such Company Fund is organized and operated. For the avoidance of doubt, the provisions of the foregoing Sections 2 and 3 shall remain in effect per their terms in the event of any Corporate Transaction that is not a Change in Control.

(c) Defined Terms. For purposes of the Program, the following terms shall be defined as follows:

(i) “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 promulgated under the Exchange Act.

(ii) “Change in Control” means a change in ownership or control of the Company effected through either of the following transactions: (i) the direct or indirect acquisition by any person or related group of persons (other than an acquisition from or by the Company or by a Company-sponsored employee benefit plan or by a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to the Company’s stockholders which a majority of the Continuing Directors who are not Affiliates or Associates of the offeror do not recommend such stockholders accept, or (ii) a change in the composition of the Board over a period of twelve (12) months or less such that a majority of the Board members (rounded up to the next whole number) ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who are Continuing Directors).

(iii) “Common Stock” means the common stock of the Company.

(iv) “Continuing Directors” means members of the Board who either (i) have been Board members continuously for a period of at least twelve (12) months or (ii) have been Board members for less than twelve (12) months and were elected or nominated for election as Board members by at least a majority of the Board members described in clause (i) who were still in office at the time such election or nomination was approved by the Board.

(v) “Corporate Transaction” means any of the following transactions, provided, however, that the Company shall determine under parts (iv) and (v) whether multiple transactions are related, and its determination shall be final, binding and conclusive: (i) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated;(ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company; (iii) the complete liquidation or dissolution of the Company; (iv) any reverse merger or series of related transactions culminating in a reverse merger (including, but not limited to, a tender offer followed by a reverse merger) in which the Company is the surviving entity but (A) the shares of Common Stock outstanding immediately prior to such merger are converted or exchanged by virtue of the merger into other property, whether in the form of securities, cash or otherwise, or (B) in which securities possessing more than forty percent (40%) of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger or the initial transaction culminating in such merger; or (v) acquisition in a single or series of related transactions by any person or related group of persons (other than the Company or by a Company-sponsored employee benefit plan) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities but excluding any such transaction or series of related transactions that the Administrator determines shall not be a Corporate Transaction.

(vi) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

5. Miscellaneous Provisions.

(a) Arbitration. Any dispute, controversy or claim between a Participant and the Company arising out of or relating to or concerning the provisions of the Participant Covenants, this Participation Agreement or otherwise relating to or arising out of such Participant’s employment with the Company or otherwise concerning any rights, obligations or other aspects of such Participant’s employment relationship in respect of the Company shall be finally settled by arbitration in San Francisco, California before, and in accordance with the rules then obtaining of, the FINRA or, if the FINRA declines to arbitrate the matter, the American Arbitration Association (the “AAA”) in accordance with the commercial arbitration rules of the AAA. The Participant shall keep confidential all matters relating to, and all communications, whether oral, written or electronic, in connection with any such arbitration proceedings. Each party shall bear his, her or its own legal fees, costs and expenses of any such arbitration proceedings.

(b) Specific Enforcement. Each party hereto acknowledges that the remedies at law of the other parties for a breach or threatened breach of this Participation Agreement would be inadequate and, in recognition of this fact, any party to this Participation Agreement, without posting any bond, and in addition to all other remedies that may be available, shall be entitled to obtain equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy that may then be available.

(c) Tax Withholding and Reporting. All Retention Amounts made under the Program will be net of applicable tax and other required withholding. The Company’s determination of the type and amount of taxes and other amounts to be withheld shall be final and binding on all persons having or claiming to have an interest in the Program. The Company will issue any required tax reporting forms and/or information statements (including, with respect to allocations made to a Company Fund, a Form K-1 or equivalent) relating to Retention Amounts made through the Program. The Participant is ultimately liable and responsible for all taxes he or she owes in connection with any Retention Amounts, regardless of any action the Company or any of its affiliates or subsidiaries may take with respect to any tax withholding obligations that arise in connection with the Program. Neither the Company nor any of its affiliates or subsidiaries makes any representation or undertaking regarding the treatment of any tax withholding in connection with the Participant’s participation in the Program.

(d) Limitation of Rights. Nothing in this Participation Agreement or in any related instrument shall cause the Program to be treated as a contract of employment within the meaning of the Federal Arbitration Act, 9 U.S.C. § 1 et seq., or shall be construed as evidence of any agreement or understanding, express or implied, that the Company (a) will employ any person in any particular position or level of compensation, (b) will offer any person initial or continued participation or awards in any commission, bonus or other compensation program, or (c) will continue any person’s employment with the Company.

(e) Waiver; Amendment. No provision of this Participation Agreement may be waived except by an instrument in writing executed by the party against whom the waiver is to be effective. No provision of this Participation Agreement may be amended or otherwise modified except by an instrument in writing executed by the Company with approval of the Executive Committee.

(f) Governing Law. This Participation Agreement shall be governed by, and construed in accordance with, the laws of the State of California without regard to the conflicts of laws provisions thereof that would require the application of the laws of any other jurisdiction.

(g) Counterparts; Effectiveness. This Participation Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Participation Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

(h) Entire Agreement. This Participation Agreement constitutes the entire agreement among the parties hereto and supersede all prior and contemporaneous agreements and understandings, both oral and written, among the parties hereto with respect to the subject matter hereof and thereof.

(i) Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

(j) Severability. If any term, provision, covenant or restriction of this Participation Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Participation Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

END OF PARTICIPATION AGREEMENT